Exhibit 99.1
LINN ENERGY ANNOUNCES $260 MILLION PRIVATE PLACEMENT OF EQUITY
Houston, Texas, May 30, 2007 – Linn Energy, LLC (Nasdaq: LINE) announced today that it has entered into an agreement to issue and sell $260 million of equity securities to third party investors, led by Lehman Brothers MLP Opportunity Fund L.P. The securities consist of 7,761,194 units at $33.50 per unit. Upon closing of this offering, the Company expects to have approximately 65.6 million units outstanding.
Net proceeds from the private placement will be used to repay indebtedness under Linn Energy’s revolving credit facility. As previously announced, the Company expects to receive an increase in the borrowing base under its credit facility from $725 million to approximately $765 million in connection with its pending acquisition of certain oil and gas properties in the Texas Panhandle. Pro forma for this offering and the anticipated borrowing base increase, the Company expects to have undrawn capacity of over $275 million.
“We continue to see a number of attractive bolt-on acquisition targets in our core areas, and this offering positions us to take advantage of those opportunities,” said Michael C. Linn, Chairman, President and Chief Executive Officer of Linn Energy.
Citigroup Global Markets Inc., Lehman Brothers Inc., RBC Capital Markets Corporation and Jefferies & Company, Inc. acted as lead placement agents in the private placement.
ABOUT LINN ENERGY
Linn Energy is an independent oil and gas company focused on the development and acquisition of long-lived properties which complement its asset profile in producing basins within the United States. More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACTS:	Kolja Rockov	Jeanine DeLay
	Executive Vice President and CFO	Manager, Investor Relations
	281-605-4169	281-605-4144
This press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to statements about the transaction described in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s 2006 Annual Report filed on Form 10-K and other public filings and press releases.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the units nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The equity securities being offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.